UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2020

PETMED EXPRESS, INC.

(Exact name of Registrant as specified in its charter)

Commission file number: 000-28827

Florida	65-0680967
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification number)

420 South Congress Avenue, Delray Beach, FL 33445

(Address of principal executive offices)          (zip code)

Registrant's telephone number, including area code: (561) 526-4444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $.001 per share	PETS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 24, 2020, the Board of Directors (the “Board”) of PetMed Express, Inc. (the “Company”) approved an amendment and restatement of the Company’s First Amended and Restated Bylaws (as amended, the “Bylaws”) to bring the Bylaws in congruence with recent amendments to the Florida Business Corporation Act (the “FBCA”) and to reflect certain modern practices which enhance the Company’s corporate governance and align it with best practices. The Bylaws were effective upon adoption by the Board.

The amendments to the Bylaws include the following:

●

Throughout the Bylaws, updates have been made to permit electronic transmission of certain notices and other documents and to permit meetings of shareholders and directors solely by remote communication as provided by amendments to the FBCA.

●	Updating the percentage of shareholder votes required to call a special meeting from 20% to 10% in order to comply with the requirements of the FBCA.

●	Codification of the role of Chairman and Lead Director (if any).

●

Addition of an advance notice provision pursuant to which shareholders may submit nominations for members of the Board, which includes specified procedural requirements and minimum qualifications for nominees elected thereunder.

●	Addition of a provision clarifying which director/officer will preside over annual and special shareholder meetings.

●	Addition of a provision providing that voting for directors can be done by written ballot.

●	Eliminate the supermajority vote requirement for a stockholder modification of the number of Board members consistent with the requirements of the FBCA.

●	Updating the provision regarding proxies to clarify the duration of proxies and to provide for electronic transmission of proxies as provided by recent amendments to the FBCA.

●	Removal of a provision prohibiting committees from issuing shares in order to conform to recent amendments to the FBCA.

●

Updating the provision providing for the minimum size of committees from two to one (except to the extent this is not permitted under the rules of the SEC or NASDAQ) in order to conform to recent amendments to the FBCA.

●	Updating the record date provision in accordance with the FBCA to permit dual record dates.

●	Updating indemnification provisions to refer to the rights to indemnification and applicable procedures under the FBCA.

In addition to the amendments set forth above, the Bylaws were also amended to implement proxy access. The Bylaws include a new Section 3.18, Shareholder Nominations Included in the Corporation’s Proxy Materials, in Article III. The added provisions outline specific requirements for utilizing proxy access, including the following:

●

proxy access will be available to a shareholder, or a group of up to 20 shareholders, owning at least 3% of the Company’s outstanding common stock continuously for the three-year period preceding and including the date of submission of the nomination notice;

●

the maximum number of proxy access nominees that will be included in the Company’s proxy materials with respect to an annual meeting of shareholders will not exceed the greater of (i) two or (ii) 20% of the number of directors of the Board (rounded to the nearest whole number) in office as of the last day on which the proxy access nomination notice may be submitted; and

●

nominating shareholders will be required to satisfy certain informational and procedural requirements, including (i) that such shareholders do not have an intent or objective to influence or change control of the Company, and (ii) that their nominees will not have entered into any agreements as to how they will vote or act on different matters.

The Bylaws were also amended to make certain other clarifications and technical or non-substantive changes.

The foregoing description of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The exhibit set forth in the following Exhibit Index is being filed herewith:

EXHIBIT INDEX

Exhibit	Description

3.1	Second Amended and Restated Bylaws of PetMed Express, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 26, 2020

PETMED EXPRESS, INC.

By:	/s/ Bruce S. Rosenbloom
Name: Bruce S. Rosenbloom

Title:	Chief Financial Officer